UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2015

Date of Report (Date of earliest event reported)

EPICURE CHARCOAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-183797	68-0682040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 W. Rio Salado Parkway Suite 215 Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

(480) 830-2700

Registrant’s telephone number, including area code

 _____________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 8, 2015, a change in control of Epicure Charcoal Inc. (the "Company") occurred by virtue of the Company's largest shareholder, William Alex Robertson selling 60,058,909 shares of the Company's common stock to Coventry International Limited, a Hong Kong corporation. Such shares represent 59.9% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, Coventry International Limited arranged with the resigning member of the Company's Board of Directors (see Item 5.02 below), to appoint Mr. Zhi Cong Mou as the sole officer and director of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective April 7, 2015, the Company accepted the resignations of William Alex Robertson as the sole officer of the Company and as a member of the Company’s board of directors. The resignation of Mr. Robertson was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Zhi Cong Mou (age 32), was elected as the Company’s President, Secretary, Treasurer and as sole member of the Board of Directors.

Biography

Since March 2012, Mr. Mou has been the Accounts Director for Nanning Business Consulting Co., GuanXi, China company engage in the business of account auditing. From June 2009 through February 2012, Mr. Mou worked as the Accounts Manager for Nanning Business Consulting Co. Prior to that, from February 2004 through February 2007, Mr. Mou was an in-house company accountant for Yongjian Engineering Co., Ltd., a GuanXi, China company engaged in the business of civil construction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICURE CHARCOAL INC.

Date: May 11, 2015	By:	/s/ Zhi Cong Mou
	Name:	Zhi Cong Mou
	Title:	President